SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           INNOVATIVE MEDICAL SERVICES
             (Exact name of Registrant as specified in its charter)

                        CALIFORNIA            33-0530289
               (State of Incorporation) (I.R.S. Employer ID No.)


                               1725 Gillespie Way
                                El Cajon CA 92020
                          ----------------------------
                         (Address of Principal Offices)

                         THE INNOVATIVE MEDICAL SERVICES
                    2002 Employee Incentive Stock Option Plan
                        --------------------------------
                            (Full Title of the Plan)


                                  Donna Singer
                           INNOVATIVE MEDICAL SERVICES
                      1725 Gillespie Way, El Cajon CA 92020
                     --------------------------------------
                     (Name and address of Agent for Service)

                                  (619)596-8600
          (Telephone number, including area code of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
Title of           Amount of     Max. Off.   Maximum         Amount of
Securities         Securities    Price       Aggregate       Reg.
Registered         Registered    Per Share   Offrg. Price    Fee
---------------------------------------------------------------------------
Common Stock(1)    4,000,000      $1.56(2)   $6,240,000          $574.08

(1)  Issuable pursuant to Plan options.

(2) Estimated Price in accordance with Rule 457(h)and based upon the last reported sale on the NASDAQ SmallCap Market on May 14, 2002





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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

The documents containing the information related to the Innovative Medical Services 2002 Employee Incentive Stock Option Plan which is not being filed as part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the participant by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.   Registrant Information and Employee Plan Annual Information.

As required by this Item, the Registrant shall provide to the participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.


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                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:


     -- Form 8-A Registration Statement as amended filed on July 22, 1996 and the Description of the Common Stock incorporated by reference therein from the Registration Statement on Form SB-2 dated August 8, 1996 SEC file no 333-434.


     -- Form 10-KSB Annual Report for the fiscal year ended July 31, 2001 filed on October 29, 2001


     -- Amendment No. 1 to Form 10-KSB Annual Report for the fiscal year ended July 31, 2001 filed on November 15, 2001

     -- Amendment No. 2 to Form 10-KSB Annual Report for the fiscal year ended July 31, 2001 filed on December 4, 2001

     --   Form 15 Certification and Notice Of Termination Of Registration under
          Section 12(g) Of The Securities Exchange Act Of 1934 for Class A Warrants filed on November 15, 2001

     --   Form 8-K regarding settlement of NVID Litigation filed on December 6,
          2001

     -- Amended Form 8-K regarding settlement of NVID Litigation filed on December 7, 2001

     -- Form 10-QSB Quarterly Report for the fiscal quarter ended October 31, 2001 filed on December 15, 2001

     -- Form 10-QSB Quarterly Report for the fiscal quarter ended January 31, 2002 filed on March 18, 2002

     -- All other documents filed by us after the date of this prospectus under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, are incorporated by reference herein to be a part thereof from the date of filing of such documents.

You may request a copy of these filings at no cost, by writing, telephoning or e-mailing us at the following address:

Innovative Medical Services
1725 Gillespie Way, El Cajon, California 92020
e-mail: dsinger@imspure.com

Item 4.   Not Applicable.

Item 5.   Interests of Named Experts and Counsel: Not applicable.
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Item 6.   Indemnification of Officers and Directors.

Article 11 of the Company's By-laws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Item 7.   Exemption from Registration Claimed: Not Applicable

Item 8.   Exhibits.

     5.1 Opinion of Dennis Brovarone, regarding legality of shares being issued.

     23.1 Consent of Dennis Brovarone,(See Opinion).

     23.2 Consent of Miller and McCollum Certified Public Accountants

     99.8 The Innovative Medical Services 2002 Employee Incentive Stock Option Plan


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes.

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

               (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
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Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                               SIGNATURES

In accordance with the requirements of the Securities Act of 1933 as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of El Cajon, State of California on May 15, 2002.


INNOVATIVE MEDICAL SERVICES

By: /s/  MICHAEL L. KRALL
--------------------------------
Michael L. Krall
Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                     TITLE                    DATE

/s/  MICHAEL L. KRALL    President, Chief Executive    May 15, 2002
-----------------------  Officer and Director
Michael L. Krall

/s/  GARY BROWNELL       Chief Financial Officer,      May 15, 2002
-----------------------  Director
Gary Brownell


/s/  DENNIS BROVARONE    Director                      May 15, 2002
-----------------------
Dennis Brovarone

/s/  DONNA SINGER        Director                      May 15, 2002
-----------------------
Donna Singer

/s/  GREGORY BARNHILL       Director                      May 15, 2002
-----------------------
Gregory Barnhill


/s/  PATRICK GALUSKA     Director                      May 15, 2002
-----------------------
Patrick Galuska

/s/  EUGENE PEISER       Director                      May 15, 2002
-----------------------
Eugene Peiser



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